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[LOGO]        LONE STAR                                             NEWS RELEASE
          TECHNOLOGIES, INC.
                                                    CONTACT:  CHARLES J. KESZLER
                                                                  (972) 770-6495
                                                            Fax:  (972) 770-6471




                     LONE STAR TECHNOLOGIES, INC. ANNOUNCES
                           UNION AGREEMENT EXTENSION




Dallas, TX, June 4, 2001 ..... Lone Star Technologies, Inc. (Lone Star),
NYSE: LSS announced today that the collective bargaining agreement between Lone Star Steel Company and the United Steelworkers of America, which was to expire on June 1, 2001, has been extended by the parties and that management and union representatives are continuing their discussions in an effort to reach a new agreement. Lone Star Steel expects its operations to continue without any disruptions.

Lone Star Technologies, Inc. is a holding company whose principal operating subsidiaries manufacture and market oilfield casing, tubing, and line pipe, specialty tubing products including finned tubes used in a variety of heat recovery applications, and flat rolled steel and other tubular products and services.

        This release contains forward looking statements based on assumptions that are subject to a wide range of business risks. There is no assurance that the estimates and expectations in this release will be realized. Important factors that could cause actual results to differ materially from the forward looking statements are described in the periodic filings of Lone Star Technologies, Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000.